Exhibit 99.1

CCG Releases First Quarter 2015 Results

- Consolidates Copper Beech Acquisition -

- Portfolio Pre-Leasing Up 280 basis points -

Charlotte, NC – July 16, 2015 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company” or “Campus Crest”), an owner and manager of high-quality student housing properties, today announced results for the three months ended March 31, 2015.

“We have successfully concluded the financial consolidation of the Copper Beech acquisition and look forward to returning to a more normalized reporting cycle,” stated David Coles, Interim Chief Executive Officer. “We remain focused on our previously stated goals of reducing financial statement complexity and improving operational focus. We thank our stakeholders for their patience and continued support as we execute on our goal of maximizing shareholder value.”

“Our property results remain solid with pre-leasing for the Company’s total portfolio for the 2015/2016 academic year up by approximately 280 basis points accompanied by a currently anticipated 75 basis point improvement in overall rate,” noted Aaron Halfacre, President and Chief Investment Officer. “We look forward to providing investors with a corporate update on our scheduled conference call.”

1

Property Leasing Results for Academic Year 2015/2016

The following tables highlight the leasing activity for the 2015/2016 academic year as of July, 13, 2015:

Pre-leasing Update
			Pre-leasing as of July 13,
	Properties	Beds	AY '14/'15	AY '15/'16	Change

Same Store Properties by Occupancy

Tier 1 (98%+)	35	16,531	95.7%	92.2%	(3.5)%
Tier 2 (95% to 97.9)%	7	4,080	90.0%	74.8%	(15.2)%
Tier 3 (90% to 94.9)%	7	3,776	80.8%	88.7%	7.9%
Tier 4 (Below 90)%	22	12,143	71.0%	74.5%	3.5%

Total Same Store Properties	71	36,530	85.3%	84.0%	(1.3)%

Same Store Properties By Ownership

Wholly Owned	61	28,995	85.9%	84.5%	(1.4)%
Joint Venture	10	7,535	83.2%	82.3%	(0.9)%

Total Same Store Properties	71	36,530	85.3%	84.0%	(1.3)%

2014 Deliveries By Type

Grove & Copper Beech	7	4,345	59.8%	74.4%	14.6%
evo Philadelphia	1	850	35.6%	96.4%	60.8%
evo Montreal	2	2,223	2.4%	27.0%	24.6%

Total 2014 Deliveries	10	7,418	39.9%	62.7%	22.8%

2014 Deliveries By Ownership

Wholly Owned	5	3,105	64.7%	79.8%	15.1%
Joint Venture	5	4,313	22.0%	50.4%	28.4%

Total 2014 Deliveries	10	7,418	39.9%	62.7%	22.8%

Total Portfolio By Ownership

Wholly Owned	66	32,100	83.8%	84.0%	0.2%
Joint Venture	15	11,848	60.9%	70.7%	9.8%

Total Portfolio	81	43,948	77.6%	80.4%	2.8%

2

Financial Highlights for the Three Months Ended March 31, 2015

The first quarter 2015 results presented in the accompanying Supplemental Analyst Package reflect the consolidation of assets acquired in the Copper Beech transaction, the initial closing of which occurred on January 30, 2015. For the three months ended March 31, 2015, revenue, revenue per occupied bed, net operating income (“NOI”) and Funds From Operations Adjusted (“FFOA”) are shown in the table below.

Financial Highlights
	Three Months Ended March 31,
($'000, except per share/bed data)	2015	2014	Change

Total Revenues	$40,329	$24,711	63.2%
Total RevPoB (wholly owned Grove)	549	526	4.4%

Total RevPoB (wholly owned Copper Beech)	473	473	-

NOI	22,896	13,995	63.6%

FFOA	6,313	9,916	(36.3)%
FFOA per Share	$0.10	$0.15	(33.3)%

A reconciliation of the net income attributable to common stockholders to FFOA can be found at the end of this release.

The consolidation of the Copper Beech acquisition, along with continued activities of the strategic repositioning, produced results for the three months ended March 31, 2015, that do not allow for normal, run-rate characterization.

Balance Sheet

As of March 31, 2015, the Company held cash and cash equivalents totaling $35.3 million and $8.0 million of restricted cash. Borrowing capacity under the Company’s credit facility was $36.5 million.

Dividends

As previously announced on April 1, 2015, the Company does not anticipate declaring any dividend payments for 2015, and the Company currently does not intend to make distributions to common stockholders in 2015 at this time.

Additionally, the Series A Cumulative Redeemable Preferred Shares dividend remains suspended. However, dividends on the Series A Preferred Stock will accumulate at the effective annual rate of $2.00 per share until paid.

3

Update on Strategic Review Process

The Company will be providing an update on corporate activities, including the current status of developments concerning the Company’s strategic review process, and to discuss the financial results from first quarter, on a conference call being held today, Thursday, July 16, 2015 at 9:00 a.m. (EST).

Conference Call Details

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 13614370. The replay will be available until July 23, 2015.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 82 student housing properties with over 43,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Investor Relations

(704) 496-2500

Investor.Relations@CampusCrest.com

4

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	March 31,	December 31,
	2015	2014

Assets
Investment in real estate, net:
Student housing properties[1]	$1,506,297	$935,962
Accumulated depreciation	(138,830)	(128,121)
Land and properties held for sale[2]	13,588	37,163
Land held for investment[2]	7,413	7,413
Investment in real estate, net	1,388,468	852,417
Investment in unconsolidated entities[1]	93,783	259,740
Cash and cash equivalents	35,260	15,240
Restricted cash[3]	8,045	5,429
Student receivables, net	2,857	1,587
Cost and earnings in excess of construction billings	618	3,887
Intangible assets, net[4]	21,030	-
Other assets	30,200	35,742
Total assets	$1,580,261	$1,174,042

Liabilities and equity
Liabilities:
Mortgage and construction loans	$566,495	$300,673
Line of credit and other debt	367,976	317,746
Accounts payable and accrued expenses	36,562	53,816
Construction billings in excess of cost and earnings	-	481
Other liabilities	43,121	22,092
Total liabilities	1,014,154	694,808
Equity:
Preferred stock	$61	$61
Common stock	648	648
Additional common and preferred paid-in capital	780,665	773,998
Accumulated deficit and distributions	(288,726)	(301,566)
Accumulated other comprehensive loss	(3,174)	(2,616)
Total stockholders' equity	489,474	470,525
Noncontrolling interests	76,633	8,709
Total equity	566,107	479,234
Total liabilities and equity	$1,580,261	$1,174,042

1 As of March 31, 2015, the Company's 100% interest in 26 Copper Beech properties, pursuant to the initial closing of the Copper Beech transaction in January 2015, is included in "Student housing properties." In prior periods, the Company's investment in these properties was included in "Investment in unconsolidated entities".

2As of March 31, 2015, the Company owned five strategically held land parcels that could be used for the development of four phase two properties and one additional property, with an aggregate bed count ranging from approximately 1,000 to 1,500, and five land parcels which the Company intends to divest. The costs associated with the strategically held parcels are included in land held for investment.

3Restricted cash includes escrow accounts held by lenders for the purpose of paying taxes, insurance and funding capital improvements.

4Includes in-place leases from the Copper Beech transaction and the trademark for the Copper Beech brand name.

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in $000s, except per share data)

	Three Months Ended March 31,
	2015	2014	$ Change

Revenues:
Student housing rental	$38,790	$23,635	$15,155
Student housing services	1,310	973	337
Property management services	229	103	126
Total revenues	40,329	24,711	15,618
Operating expenses:
Student housing operations	17,204	10,613	6,591
General and administrative	8,038	3,506	4,532
Severance[1]	508	-	508
Write-off of other assets	769	-	769
Transaction costs[2]	1,492	585	907
Ground leases	120	117	3
Depreciation and amortization	19,756	6,980	12,776
Total operating expenses	47,887	21,801	26,086
Equity in earnings (loss) of unconsolidated entities[3,4]	(2,149)	319	(2,467)
Operating income (loss)	(9,707)	3,229	(12,936)
Nonoperating income (expense):
Interest expense, net	(7,788)	(3,376)	(4,412)
Gain on purchase of Copper Beech[5]	21,642	-	21,642
Gain on sale of assets[6]	7,748	-	7,748
Other income (expense)	(55)	66	(121)
Total nonoperating expense, net	21,547	(3,310)	24,857
Net income (loss) before income tax benefit (expense)	11,840	(81)	11,921
Income tax benefit (expense)	-	190	(190)
Income (loss) from continuing operations	11,840	109	11,731
Income (loss) from discontinued operations[7]	(1,157)	939	(2,096)
Net income (loss)	10,683	1,048	9,635
Less: Dividends on preferred stock	3,050	3,050	-
Less: Net loss attributable to noncontrolling interests	(2,157)	(15)	(2,142)
Net income (loss) attributable to common stockholders	$9,790	$(1,987)	$11,777

Per share data - basic
Income (loss) from continuing operations attributable to common stockholders	$0.17	$(0.04)
Income (loss) from discontinued operations attributable to common stockholders	$(0.02)	$0.01
Net income (loss) per share attributable to common stockholders	$0.15	$(0.03)

Per share data - diluted[8]
Income (loss) from continuing operations attributable to common stockholders	$0.15	$(0.04)
Income (loss) from discontinued operations attributable to common stockholders	$(0.01)	$0.01
Net income (loss) per share attributable to common stockholders	$0.14	$(0.03)

Weighted average common shares outstanding:
Basic	64,720	64,495
Diluted	78,686	64,929

1For the three months ended March 31, 2015, severance includes termination benefits for former executives in connection with the Company's strategic repositioning.

2For the three months ended March 31, 2015 and 2014, includes $1,492 and $585, respectively, of transaction costs in connection with Copper Beech and CSH Montreal including our proportional share of costs incurred within the ventures.

3For the three months ended March 31, 2015 and 2014, includes results from the Company’s investment in Copper Beech. The Company made its initial investment in Copper Beech on March 18, 2013 and subsequently made additional investments. On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in 7 properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. On January 30, 2015, the Company completed the initial closing of the Copper Beech transaction. As of March 31, 2015, the Company held a 100% interest in 26 Copper Beech properties and partial interest in 9 Copper Beech properties.

4For the three months ended March 31, 2015, $1,800 equity in losses of unconsolidated entities were contributed from the Montreal operations.

5For the three months ended March 31, 2015, a gain of $21,642 was recognized in connection with the purchase of the First Copper Beech Closing, a business combination in which the Company acquired a significant portion of the CB Portfolio with the transaction closing on January 30, 2015.

6In connection with the previously announced strategic repositioning the Company recognized a $3.1 million gain from the sale of a portfolio of six undeveloped land parcels. The Company also recognized a $4.6 million gain from the sale of The Grove at Lawrence, Kansas and The Grove at Conway, Arkansas.

7For the three months ended March 31, 2015, the Company recorded an expense of $1.2 million related to the wind down of the Company's construction and development operations. For the three months ended March 31, 2014, the Company recorded revenue from its construction and development operations of $7.3 million and expenses of $6.3 million resulting in income of $0.9 million.

8For the period ended March 31, 2015, shares issuable upon settlement of the exchange feature of the Exchangeable Senior notes were dilutive and were included in the computation of diluted earnings per share based on the “if-converted” method. The computation of diluted earnings per share used net income adjusted for interest expense related to the Exchangeable Senior notes of $1.4 million and a share price equal to the March 31, 2015 ending share value of $7.16 per share. The effect of the inclusion of all potentially dilutive securities for 2014 would be anti-dilutive when computing diluted earnings per share. For the period ended and 2014, shares issuable upon settlement of the exchange feature of the Exchangeable Senior notes were anti-dilutive and were, hence, not included in the computation of diluted earnings per share based on the “if-converted” method.

6

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO") & FUNDS FROM OPERATIONS ADJUSTED ("FFOA") (unaudited)

(in $000s, except per share data)

	Three Months Ended March 31,
	2015	2014	$ Change

Net income (loss) attributable to common stockholders	$9,790	$(1,987)	$11,777
Real estate related depreciation and amortization	19,254	6,677	12,577
Real estate related depreciation and amortization - unconsolidated entities	3,370	7,333	(3,963)
Gain on sale of assets[1]	(7,748)	-	(7,748)
Gain on purchase of Copper Beech[2]	(21,642)	-	(21,642)
FFO available to common shares	3,024	12,023	(9,001)
Elimination of the following:
Transaction costs[3]	1,492	585	907
Write-off of other assets	769	-	769
Severance	508	-	508
Discontinued operations[4]	1,157	(939)	2,096
FV adjustment of CB debt[5]	(637)	(1,754)	1,117
Funds from operations adjusted (FFOA) available to common shares	$6,313	$9,916	$(3,603)

FFO per share - basic	$0.05	$0.19	$(0.14)
FFOA per share - basic	$0.10	$0.15	$(0.05)

FFO per share - diluted[6]	$0.05	$0.19	$(0.14)
FFOA per share - diluted[6]	$0.10	$0.15	$(0.05)

Weighted average common shares - basic	64,720	64,495
Weighted average common shares - diluted[6]	78,686	64,929

1In connection with the previously announced strategic repositioning the Company recognized a $3.1 million gain from the sale of a portfolio of six undeveloped land parcels. The Company also recognized a $4.6 million gain from the sale of The Grove at Lawrence, Kansas and The Grove at Conway, Arkansas.

2For the three months ended March 31, 2015, a gain of $21,642 was recognized in connection with the purchase of the first Copper Beech closing, a business combination in which the Company acquired a significant portion of the CB Portfolio with the transaction closing on January 30, 2015.

3For the three months ended March 31, 2015 and March 31, 2014, includes $1,492 and $585, respectively, of transaction costs in connection with Copper Beech and CSH Montreal including our proportional share of costs incurred within the ventures.

4For the three months ended March 31, 2015, the Company recorded an expense of $1.2 million due to the wind down of our construction and development operations. For the three months ended March 31, 2014, the Company recorded revenue from our construction and development operations of $7.3 million and expenses of $6.3 million resulting in income of $0.9 million.

5Includes the Company proportionate share of provisional non-cash fair value of debt and other purchase accounting adjustments in our investment in Copper Beech. The fair value debt and purchase accounting adjustments included in equity in earnings related to Copper Beech were approximately $0.6 million and $1.8 million for the three months ended March 31, 2015 and 2014, respectively.

6For the three months ended March 31, 2015, the effect of the inclusion of all potentially dilutive securities would be anti-dilutive when computing FFO per share. For the three months ended March 31, 2014, the effect of the inclusion of all potentially dilutive securities would be anti-dilutive when computing FFO and FFOA per share. The computation of diluted FFOA per share used net income adjusted for interest expense related to the Exchangeable Senior notes of $1.4 million.

7

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NET OPERATING INCOME ("NOI") (unaudited)

(in $000s, except per share data)

	Three Months Ended March 31,
	2015[1]	2014[1]

Net income (loss) attributable to common stockholders	$9,790	($1,987)
Net loss attributable to noncontrolling interests	(2,157)	(15)
Preferred stock dividends	3,050	3,050
Income tax (benefit) expense	-	(190)
Other (income) expense	55	(66)
Gain on sale of assets	(7,748)	-
Severance	508	-
Gain on purchase of Copper Beech	(21,642)	-
(Income) loss on discontinued operations	1,157	(939)
Interest expense	7,788	3,376
Equity in losses of unconsolidated entities	2,149	(319)
Depreciation and amortization	19,756	6,980
Ground lease expense	120	117
General and administrative expense	8,038	3,506
Write-off of corporate other assets	769	-
Transaction costs	1,492	585
Property management services	(229)	(103)
Total NOI	$22,896	$13,995
Grove same store properties NOI[2]	$13,602	$12,814
Wholly owned Copper Beech properties NOI	$5,884	$-
New properties NOI[3]	$2,689	$422
Grove Pullman and Toledo NOI[4]	$721	$759

1 "Same store" properties are the Company's wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are the Company's wholly-owned operating properties acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

2 Includes NOI contribution from Copper Beech at Ames. This is a consolidated joint venture property.

3For the three months ended March 31, 2015 and 2014, includes financial results for The Grove at Denton. The Company acquired its joint venture partner's interest in The Grove at Denton on January 21, 2014. The occupancy data and net operating income related to Denton are included in new properties. Of the $512 net operating income in March 31, 2014, $422 relates to the Company's 100% ownership and the remaining amount relates to the Company's joint venture ownership.

4 Includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

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Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs, impairments, severance, discontinued operations, the effect of not exercising the Copper Beech purchase option, the write-off of development cost and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs, impairments, severance, discontinued operations, the effect of not exercising the Copper Beech purchase option, the write-off of development cost, and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

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NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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